United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2005

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and Item 8.01 Other Events

On September 6, 2005, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) announced that CARD, a Shuffle Master International Company, entered into an exclusive distribution agreement (the “Agreement”), including minimum annual purchase commitments, with Machines Games Automatics, S.A. (“MGA”) to distribute Table Master, the Company’s electronic, multi-player table game platform, to arcades throughout Spain for legal gaming purposes.  Pursuant to the terms of the Agreement, dated May 17, 2005, the Agreement became effective on September 16, 2005 (the “Effective Date”), following a fourteen (14) day period after receipt of the approval of the Table Master product issued by the responsible gaming lab in Barcelona.  Such approval was received on September 2, 2005.

As a result of the Agreement, we expect this new relationship to contribute over five (5) million dollars in revenue during the first twelve (12) month period following the Effective Date.  The Agreement is included herein as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

10.1         Distribution Agreement, dated May 17, 2005 (effective on September 16, 2005), between Machine Games Automatics, S.A., and Shuffle Master GMBH & CO KG, d.b.a. CARD (Request for Confidential Treatment filed with the SEC).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	September 16, 2005

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer